Exhibit 23.1

Independent Registered Public Accounting Firm’s Consent

We consent to the incorporation by reference in this Registration Statement of Relmada Therapeutics, Inc. on Form S-3 of our report dated March 26, 2020, with respect to our audits of the consolidated financial statements of Relmada Therapeutics, Inc. as of December 31, 2019, June 30, 2019 and June 30, 2018 and for the six months ended December 31, 2019 and the years ended June 30, 2019 and 2018 appearing in the Transition Report on Form 10-KT of Relmada Therapeutics, Inc. for the six month ended December 31, 2019 and our report dated September 24, 2019, with respect to our audits of the consolidated financial statements of Relmada Therapeutics, Inc. as of June 30, 2019 and 2018 and the years ended June 30, 2019 and 2018, which report is included in the Annual Report on Form 10-K of Relmada Therapeutics, Inc. for the year ended June 30, 2019. We also consent to the reference to our firm under the heading “Experts” in the Prospectus, which is part of this Registration Statement.

/s/ Marcum llp

Marcum llp

Houston, Texas

August 12, 2020